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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in this Registration Statement of Summit Technology, Inc. (the "Company") on Form S-3 of our reports dated March 17, 1999 (which express an unqualified opinion and include an explanatory paragraph relating to a change in accounting principle described in
Note 2 to the consolidated financial statements) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 and in the Company's Current Report on Form 8-K dated March 23, 1999, and to the use of our report dated March 17, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle, described in Note 2 to the consolidated financial statements) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

July 16, 1999